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                                                                   EXHIBIT 10(d)

                               K MART CORPORATION
                           DIRECTORS RETIREMENT PLAN



Section 1.  Purpose

This Plan, which shall be known as the K mart Corporation Directors Retirement Plan, is designed to provide retirement benefits to non-employee directors who have rendered service to K mart Corporation (the "Company") as members of its Board of Directors (the "Board"), and to attract and retain as directors persons of substantial ability and experience who can contribute their knowledge and judgment to the business of the Company.


Section 2.  Eligibility

Any person who is neither an employee, nor entitled to any pension earned as an employee, of the Company (or any of its subsidiaries) and who is a member of the Board at or after the effective date of this Plan shall be eligible for benefits hereunder after retirement from the Board if such director has served on the Board:

     (a) until the time specified in the Company's policy regarding tenure of non-employee Board members based upon age; or

     (b)    at least 10 years.


Section 3.  Benefit Amount

The annual amount of benefits to be paid hereunder to a retired director shall be a sum equal to the amount of the annual retainer fee in effect for non-employee directors at the time of the director's retirement from the Board.


Section 4.  Payment and Duration of Benefits

Benefits hereunder shall become payable as of the director's retirement from the Board or attainment of age 65, whichever is later, and shall be paid to the retired director on a quarterly basis on the last day of each calendar quarter.

Payment to a retired director shall continue until the earlier of:

     (a)    the death of the retired director,
     (b)    the expiration of 10 years, or
     (c) the expiration of a period equivalent to the retired director's period of service as a member of the Board.

Payment shall be pro-rated for any period less than a full calendar quarter.
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Section 5.  Surviving Spouse Benefit

In the event of the death of a retired director to whom benefits hereunder are then payable or would become payable upon attainment of age 65, or of a director who has served on the Board at least 10 years, the benefits which would otherwise have been payable to such retired director, or to such director if he or she had retired from the Board as of the date of death, shall be paid to his or her surviving spouse as hereinafter provided.

Payments to a surviving spouse shall commence as of the date of death of a retired director or director who had attained age 65; otherwise, payments shall commence as of the date the retired director or director would have attained age 65. Payments to a surviving spouse shall continue until the earlier of the death of the surviving spouse or the date on which benefit payments to such director would have ceased had such director not died.


Section 6.  Conditions

The Company shall not be liable to make any payments hereunder if, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interests of the Company.


Section 7.  Miscellaneous

The right to receive benefits hereunder shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the director or his or her surviving spouse.

The Company shall not be required to reserve or otherwise set aside funds to meet any obligations of this Plan.

Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.


Section 8.  Amendment and Termination

This Plan may be amended or discontinued by the Board at any time in its sole judgment. No such amendment or termination shall reduce the benefit to which any person shall have become entitled hereunder prior to such amendment or termination.


Section 9.  Effective Date

This Plan shall be effective as of May 1, 1984.


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